CROFT-LEOMINSTER, INC.

CODE OF ETHICS

While affirming its confidence in the integrity and good faith of all of its employees, officers and directors, Croft-Leominster, Inc. (the "Adviser"), recognizes that the knowledge of present or future portfolio transactions and the power to influence portfolio transactions and, in certain instances, made by or for its clients, which may be possessed by certain of its personnel could place such individuals, if they engage in personal transactions in securities which are eligible for investment by the Adviser’s clients, in a position where their personal interest may conflict with that of a client.

In view of the foregoing and of the provisions of Rule 204A-1 under the Investment Advisers Act of 1940 (the "1940 Act"), the Adviser has determined to adopt this Code of Ethics to specify and prohibit certain types of transactions deemed to create conflicts of interest (or at least the potential for or the appearance of such a conflict), and to establish reporting requirements and enforcement procedures.

I.

STATEMENT OF GENERAL PRINCIPLES

In recognition of the trust and confidence placed in the Adviser and to give effect to the Adviser's belief that its operations should be directed to the benefit of its clients, the Adviser hereby adopts the following general principles to guide the actions of its employees, officers and directors:

A.

The interests of the Adviser’s clients are paramount, and all of the Adviser's personnel must conduct themselves and their operations to give maximum effect to this tenet by assiduously placing the interests of the shareholders before their own.

B.

All personal transactions in securities by the Adviser's personnel must be accomplished so as to avoid even the appearance of a conflict of interest on the part of such personnel with the interests of the Adviser’s clients.

C.

All of the Adviser's personnel must avoid actions or activities that allow (or appear to allow) a person to profit or benefit from his or her position with respect to its clients, or that otherwise bring into question the person's independence or judgment.

II.

DEFINITIONS

A.

"Access Person" shall mean (i) each director or officer of the Adviser, (ii) any supervised person (a) who has access to nonpublic information regarding any client’s purchase or sale of securities, or non-public information regarding the portfolio holdings of a reportable fund, or (b) who is involved in making securities recommendations to clients, or who has access to such recommendations that are non-public.  A “supervised person” is any director, officer of employee of the Adviser or other person who provides investment advice on behalf of the Adviser and is subject to the supervision and control of the Adviser.

B.

"Beneficial ownership" of a security is to be determined in the same manner as it is for purposes of Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder.  This means that a person should generally consider himself the beneficial owner of any securities in which he has a direct or indirect pecuniary interest.  In addition, a person should consider himself the beneficial owner of securities held by his spouse, his minor children, a relative who shares his home, or other persons by reason of any contract, arrangement, understanding or relationship that provides him with sole or shared voting or investment power.

C.

“Fund” means an investment company registered under the Investment Company Act.

D.

"Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act of 1940.  Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.  Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder of such securities control over the company.  The facts and circumstances of a given situation may counter this presumption.

E.

“High quality short-term debt instrument” means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest ratings categories by a nationally recognized statistical rating organization.

F.

“Investment Personnel” means all Access Persons who occupy the position of portfolio manager (or who serve on an investment committee that carries out the portfolio management function) with respect to Adviser’s clients, and all Access Persons who provide or supply information and/or advice to any portfolio manager (or committee), or who execute or help execute any portfolio manager’s (or committee’s) decisions, and all Access Persons who, in connection with their regular functions, obtain contemporaneous information regarding the purchase or sale of a Security for its clients.

G.

“IPO” (i.e., initial public offering) means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

H.

“Limited Offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule 506 (e.g., private placements).

I.

"Purchase or sale of a Security" includes, among other things, the writing of an option to purchase or sell a Security.

J.

“Reportable Fund” means (i) any fund for which the Adviser serves as an investment adviser as defined in Section 2(a)(2) of the Investment Company Act of 1940; or (ii) any fund whose investment adviser or principal underwriter controls the Adviser, is controlled by the Adviser, or is under common control with the Adviser.

K.

"Security" shall have the same meaning as that set forth in Section 202(a)(18) of the 1940 Act, except that it shall not include (i) direct obligations of the U.S. Government; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and  (iii) shares issued by money market funds; (iv) shares issued by open-end funds other than Reportable Funds; and (v) shares issues by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.

L.

A "Security held or to be acquired" by any client account means:  (i) any Security which, within the most recent 15 days, (a) is or has been held by a client; or (b) is being or has been considered by the Adviser for purchase; and (ii) any option to purchase or sell, and any Security convertible into or exchangeable for, a Security described in (i) of this definition.

M.

A Security is "being purchased or sold" from the time when a purchase or sale program has been communicated to the person who places the buy and sell orders until the time when such program has been fully completed or terminated.

III.

PROHIBITED PURCHASES AND SALES OF SECURITIES

A.

No Access Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a Security held or to be acquired by any client account:

1.

employ any device, scheme or artifice to defraud Adviser’s clients;

2.

make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

3.

engage in any act, practice or course of business which would operate as a fraud or deceit; or

4.

engage in any manipulative practice with respect to any client account.

B.

Subject to Sections IV(2) and IV(3) of this Code, no Access Person shall purchase or sell, directly or indirectly, any Security in which he had or by reason of such transaction acquires any Beneficial Ownership, within 24 hours before or after the time that the same (or a related) Security is being purchased or sold.

C.

No Investment Personnel may acquire securities as part of an IPO by the issuer, except when Investment Personnel’s private equity interest is converted to public shares as the result of an IPO.

D.

No Investment Personnel may sell a Security within 60 days if acquiring beneficial ownership of that Security.

E.

No Access Person may purchase securities offered in connection with a Limited Offering without obtaining prior written approval from the Review Officer.

IV.

PRE-CLEARANCE OF TRANSACTIONS

A.

Except as provided in Section IV(B), all Investment Personnel must pre-clear each proposed transaction in Securities with the Adviser's designated Review Officer prior to proceeding with the transaction.  No transaction in Securities may be effected without the prior written approval of the Review Officer.  In determining whether to grant such clearance, the Review Officer shall refer to Section IV(C), below.

B.

The requirements of Section IV(A) shall not apply to the following transactions:

1.

Purchases or sales over which Investment Personnel have no direct or indirect influence or control.

2.

Purchases or sales which are non-volitional on the part of the Investment Personnel, including purchases or sales upon exercise of puts or calls written by the Investment Personnel and sales from a margin account pursuant to a bona fide margin call.

3.

Purchases which are part of an automatic dividend reinvestment plan.

4.

Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer.

C.

The following transactions shall be entitled to clearance from the Review Officer:

1.

Transactions which appear upon reasonable inquiry and investigation to present no reasonable likelihood of harm to its clients and which are otherwise in accordance with Rule 204A-1.  Such transactions would normally include purchases or sales of up to 1,000 shares of a Security which is being considered for purchase or sale (but not then being purchased or sold) if the issuer has a market capitalization of over $1 billion.

2.

Purchases or sales of securities which are not eligible for purchase or sale, as determined by reference to the Securities Act of 1933, the Investment Company Act of 1940 and Blue Sky laws and regulations thereunder, the investment objectives and policies and investment restrictions of its clients, undertakings made to regulatory authorities.

3.

Transactions which the officers of the Adviser, as a group and after consideration of all the facts and circumstances, determine to be in accordance with Section III and to present no reasonable likelihood of harm to the clients.

V.

ADDITIONAL RESTRICTIONS AND REQUIREMENTS

A.

No Access Person shall accept or receive any gift of more than de minimis value from any person or entity that does business with or on behalf of the Adviser.

B.

No Investment Personnel may accept a position as a director, trustee or general partner of a publicly-traded company or partnership unless such position has been presented to and approved by the Adviser as consistent with the interests of the clients.

C.

Each Access Person must direct each brokerage firm or bank at which such person maintains a securities account to promptly send duplicate copies of such person's statement to the Review Officer.  Compliance with this provision can be effected by the Access Person providing duplicate copies of all such statements directly to the Review Officer within ten business days of receipt by the Access Person.

VI.

INITIAL AND ANNUAL HOLDINGS REPORTS

A.

Each Access Person must provide to the Review Officer a complete listing of all such Securities the person beneficially owns, and all accounts in which any securities (including exempt securities) are held, for the direct or indirect benefit of the person.  The listing need not include transactions effected for, or Securities in, accounts over which the person has no direct or indirect influence or control (i.e., discretionary accounts).

The initial listing must be submitted to the Review Officer within 10 days of the date upon which such person first becomes an Access Person of the Adviser, and the information must be as of a date no more than 45 days prior to the date the person becomes an Access Person.   Each update thereafter must be provided no later than 30 days after the start of the subsequent year, and current as of a date no more than 45 days before the report is submitted.  The Initial and Annual Holdings Reports shall contain the following information (a Initial Holdings Report Form and an Annual Holdings Report Form are attached as Appendix I and Appendix II, respectively.):

1.

The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, the number of shares and principal amount of each Security involved;

2.

The name of the broker, dealer or bank with or through which the Access Person maintains an account in which any securities are held for the Access Person’s direct or indirect benefit;

3.

The date the report is submitted by the Access Person.

B.

The report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the Security to which the report relates.

VII.

QUARTERLY REPORTING

A.

Each Access Person shall report all transactions in Securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership. Each Access Person must also report any securities (including exempt securities) accounts established during the quarter.  The Review Officer shall submit confidential quarterly reports with respect to his or her own personal Securities transactions and securities accounts established to an officer designated by the President of the Adviser to receive his or her reports, who shall act in all respects in the manner prescribed herein for the Review Officer. The reports need not include transactions effected for, or Securities in, accounts over which the person has no direct or indirect influence or control. The report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the Security to which the report relates.

B.

Every report shall be submitted to the Review Officer no later than 10 days after the end of each calendar quarter, and shall contain the following information (a Quarterly Report Form is included as Appendix III):

1.

The date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Security involved;

2.

The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

3.

The price of the Security at which the transaction was effected;

4.

The name of the broker, dealer or bank with or through which the transaction was effected;

5.

The date the report is submitted by the Access Person; and

6.

With respect to any account established by the Access Person during the quarter in which any securities are held for the direct or indirect benefit of the Access Person, the broker, dealer or bank with whom the Access Person established the account and the date the account was established.  (Note: this is not required under 204A-1, but is required under 17J-1).

C.

In the event the Access Person has no reportable items during the quarter, the report should be so noted and returned signed and dated.

D.

An Access Person need not submit a quarterly report if the report would duplicate information in broker trade confirmations or account statements received by the Adviser, provided that all required information is contained in the broker trade confirmations or account statements and is received by the Review Officer no later than 10 days after the end of the calendar quarter.  Please see the Review Officer for more information about this reporting mechanism.

VIII.

REVIEW AND ENFORCEMENT OF THE CODE

A.

The Review Officer will be appointed by the Adviser’s President to perform the duties described herein.

B.

The Review Officer shall notify each person who becomes an Access Person of their status as such, of their reporting requirements under this Code  no later than 10 days before the first quarter in which such person is required to begin reporting.  The Review Officer shall create and thereafter maintain a list of all Access Persons of the Adviser.

C.

The Review Officer will, on a quarterly basis, compare all reported personal Securities transactions with completed portfolio transactions of the Adviser and  a list of Securities being considered for purchase or sale by the Adviser to determine whether a violation of this Code may have occurred.  Before determining that an individual person has violated the Code, the Review Officer shall give such individual an opportunity to supply explanatory material.

D.

If the Review Officer determines that a violation has occurred, or believes that a Code violation may have occurred, the Review Officer must submit a written report regarding the possible violation, together with any relevant transaction reports and any explanatory material provided by the individual, to the President and legal counsel for the Adviser, who shall make an independent determination as to whether a violation has occurred.  Outside counsel may be consulted for assistance in making this determination.

E.

If the President finds that a violation has occurred, the President shall impose upon the individual such sanctions as he or she deems appropriate and shall report the violation and the sanction imposed to the Board of Directors of the Corporation.

F.

No person shall participate in a determination of whether he has committed a violation of the Code or of the imposition of any sanction against himself.  If a securities transaction of the President is under consideration, any Vice President shall act in all respects in the manner prescribed herein for the President.

IX.

RECORDKEEPING

The Adviser will maintain the records set forth below.  These records will be maintained in accordance with Rule 204-2 under the 1940 Act and the following requirements.  They will be available for examination by representatives of the Securities and Exchange Commission and other regulatory agencies.

A.

A copy of this Code and any other code adopted by the Adviser, which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place.

B.

A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

C.

A copy of each Quarterly Report, Initial Holdings Report, and Annual Holdings Report submitted under this Code, including any information provided in lieu of any such reports made under the Code, will be preserved for a period of at least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place.

D.

A record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place.

E.

A record of any decision, and the reasons supporting the decision, to approve the acquisition of Limited Offerings for at least five (5) years after the end of the fiscal year in which the approval is granted.

X.

MISCELLANEOUS

A.

Confidentiality.  All reports and other information submitted to the Adviser pursuant to this Code shall be treated as confidential, provided such reports and information may be produced to the Securities and Exchange Commission and other regulatory agencies.

B.

Interpretation of Provisions.  The CCO may from time to time adopt such interpretations of this Code as it deems appropriate.

C.

Compliance Certification.  Within 10 days of becoming an Access Person of the Adviser, and each year thereafter, each such person must complete the Compliance certification, attached as Appendix IV.

Adopted October 5, 2004

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